Sheet1

MuniYield California Insured Fund, Inc.
File Number: 811-6692
CIK Number: 888410
For the Period Ending: 04/30/2002

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended April 30, 2002.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

03/21/2002	$1,500	Cal Hsg Fin Agy Rev/Dly	5.00%	02/01/2035
04/12/2002	1,100	Cal Hsg Fin Agy Rev/Dly	5.00	02/01/2026

Last Updated on 06/27/2002
By Karen Lang